UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2007

Brooklyn Cheesecake & Desserts Company, Inc.
(Exact name of Company as specified in its charter)

New York	1-13984	13-382215
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

20 Passaic Avenue, Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 808-9292

N/A

 (Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective February 22, 2007 , Mr. Vincent Bocchimuzzo voluntarily resigned his position as a member of the Company’s Board of Directors. Mr. Bocchimuzzo resigned without any dispute or disagreement with the Company and its business practices or policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2007

Brooklyn Cheesecake & Desserts Company, Inc.
(Registrant)

	By:	/s/ Anthony Merante
Anthony Merante
President, Chief Executive Officer and Chief Financial Officer